As filed with the Securities and Exchange Commission on April 1, 1997
                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               -------------------

                       COMPUTER MANAGEMENT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                  Florida                               59-2264633
       (State or other jurisdiction        (I.R.S. Employer Identification No.)
     of incorporation or organization)

8133 Baymeadows Way, Jacksonville, Florida                 32256
  (Address of Principal Executive Office)               (Zip Code)

                       COMPUTER MANAGEMENT SCIENCES, INC.
                           1995 STOCK INCENTIVE PLAN,
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN,
                           INCENTIVE STOCK OPTION PLAN
                                       AND
                       1985 NONQUALIFIED STOCK OPTION PLAN
                                     AND THE
                   MIACO CORPORATION STOCK OPTION PLAN (1991)
                                       AND
                   MIACO CORPORATION STOCK OPTION PLAN (1996)
                            (Full title of the plan)
                               -------------------
                                            Copies of all communications to:
Jerry W. Davis
President                                   L. Kinder Cannon III, Esq.
Computer Management Sciences, Inc.          Holland & Knight
8133 Baymeadows Way                         50 North Laura Street
Jacksonville, Florida 32256                 Suite 3900
(Name and address of agent for service)     Jacksonville, Florida  32202
(904) 737-8955
(Telephone number, including area code, of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

                          CALCULATION  OF REGISTRATION  FEE

---------------------- ------------ ---------------- ------------------ ---------------
                                        Proposed         Proposed
       Title of           Amount         maximum          maximum           Amount of
      securities          to be      offering price      aggregate        registration
   to be registered     Registered      per unit*     offering price*          fee
---------------------- ------------ ---------------- ------------------ ---------------
Common Stock,           3,238,734        $14.50         $47,771,326          $14,231
 par value               shares
 $0.01 per share. . .
---------------------- ------------ ---------------- ------------------ ---------------


* Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales price for shares of Common Stock of the registrant as reported on the Nasdaq National Market System on March 26, 1997.

                       COMPUTER MANAGEMENT SCIENCES, INC.


         Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

Form S-8 Item Number and Heading        Prospectus Heading

Item 1.  Plan Information              Cover Page; Plan Information

Item 2.  Registrant Information        Registrant Information and Employee Plan
and Employee Plan Annual Information      Annual Information

PROSPECTUS

                       COMPUTER MANAGEMENT SCIENCES, INC.

                        3,238,734 Shares of Common Stock
                            Par Value $0.01 Per Share

                            ------------------------


                             OFFERED PURSUANT TO THE
                       COMPUTER MANAGEMENT SCIENCES, INC.
                            1995 STOCK INCENTIVE PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           INCENTIVE STOCK OPTION PLAN
                                       AND
                       1985 NONQUALIFIED STOCK OPTION PLAN
                                     AND THE
                   MIACO CORPORATION STOCK OPTION PLAN (1991)
                                       AND
                   MIACO CORPORATION STOCK OPTION PLAN (1996)

                            ------------------------


         This Prospectus covers shares of common stock, par value $0.01 per share, of Computer Management Sciences, Inc., a Florida corporation (the "Company"), issuable pursuant to awards or the exercise of stock options granted under the following four plans of Computer Management Sciences, Inc.,: (i) the 1995 Stock Incentive Plan (the "Incentive Plan"), (ii) the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"), (iii) the Incentive Stock Option Plan (the "ISO Plan"), and (iv) the 1985 Nonqualified Stock Option Plan (the "Nonqualified Plan"). In addition, in connection with its acquisition of Miaco Corporation, a Colorado corporation and wholly-owned subsidiary of the Company in January of 1997, the Company assumed all issued but unexercised stock options granted pursuant to the Miaco Corporation Stock Option Plan (1991) (the "Miaco Plan (1991)") and the Miaco Corporation Stock Option Plan (1996) (the "Miaco Plan (1996)"). Stock options granted under the Miaco Plan (1991) and the Miaco Plan (1996) were exchanged, in connection with the acquisition, for options to purchase shares of the Common Stock of the Company. See "Miaco Plan
(1991) and Miaco Plan 1996) General." The Incentive Plan, Director Plan, ISO Plan, Nonqualified Plan, Miaco Plan (1991) and Miaco Plan (1996) are sometimes referred to collectively as the "Plans". As used herein, the term "Company" includes any parent or subsidiary of the Company unless the context otherwise requires.

         The principal executive offices of the Company are located at 8133 Baymeadows Way, Jacksonville, Florida 32256, telephone number (904) 737-8955.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

         No person has been authorized to give any information or to make any representations, other than those contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus by the Company in any state in which, or to any person to whom, it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus should be read and retained for future reference.

                            -------------------------

                  The date of this Prospectus is April 1, 1997.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with the Exchange Act, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. This Prospectus omits certain information set forth or incorporated by reference in the Registration Statement. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Any such requests should be directed to: Computer Management Sciences, Inc., 8133 Baymeadows Way, Jacksonville, Florida 32256, Attention: Anthony Colaluca, telephone number (904) 737-8955.

                                TABLE OF CONTENTS



PLAN INFORMATION.........................................................  5

    INFORMATION COMMON TO EACH PLAN......................................  5
             General.....................................................  5
             Restrictions on Resale......................................  5
             Address for Additional Information..........................  5

    INCENTIVE PLAN.......................................................  6
             General.....................................................  6
             Purpose.....................................................  6
             Administration of the Plan..................................  6
             Plan Participants...........................................  6
             Benefits....................................................  6
             Shares Subject to the Plan..................................  7
             Expiration, Forfeiture or Termination of Awards.............  7
             Assignment..................................................  8
             Outstanding Options.........................................  8
             Duration of Plan............................................  8
             Amendment or Discontinuation of the Plan....................  8
             Federal Income Tax Consequences.............................  8

    DIRECTOR PLAN........................................................  9
             General.....................................................  9
             Purpose.....................................................  9
             Administration of Plans.....................................  9
             Plan Participants........................................... 10
             Benefits.................................................... 10
             Shares Subject to the Plan.................................. 10
             Expiration and Termination of Options....................... 10
             Assignment.................................................. 10
             Outstanding Options......................................... 10
             Duration of Plan............................................ 10
             Amendment and Termination................................... 10
             Federal Income Tax Consequences............................. 11

    ISO PLAN............................................................. 11
             General..................................................... 11
             Purpose..................................................... 11
             Administration of the Plan.................................. 11
             Plan Participants........................................... 11
             Benefits.................................................... 11
             Shares Subject to the Plan.................................. 12
             Expiration, Forfeiture or Termination of Incentive Options.. 12
             Assignment.................................................. 13
             Outstanding Options......................................... 13
             Duration of Plan............................................ 13

             Amendment or Discontinuation of the Plan.................... 13
             Federal Income Tax Consequences............................. 13
    NONQUALIFIED PLAN.................................................... 14
             General..................................................... 14
             Purpose..................................................... 14
             Administration.............................................. 14
             Plan Participants........................................... 14
             Benefits.................................................... 14
             Shares Subject to the Plan.................................. 14
             Expiration and Termination of Options....................... 14
             Assignment.................................................. 15
             Outstanding Options......................................... 15
             Duration of Plan............................................ 15
             Amendment and Termination................................... 15
             Federal Income Tax Consequences............................. 15

    MIACO PLAN (1991) AND MIACO PLAN (1996).............................. 15
             General..................................................... 15
             Purpose..................................................... 16
             Administration.............................................. 16
             Plan Participants........................................... 16
             Benefits.................................................... 16
             Shares Subject to the Plan.................................. 16
             Expiration and Termination of Options....................... 16
             Assignment.................................................. 17
             Outstanding Options......................................... 17
             Duration of Plan............................................ 17
             Amendment and Termination................................... 17
             Federal Income Tax Consequences............................. 17

REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.............. 17

ITEM 1.  PLAN INFORMATION

                         INFORMATION COMMON TO EACH PLAN


     General. This Prospectus covers shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issuable pursuant to awards or the exercise of stock options granted under the Plans. The Plans are not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor are they qualified plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The information contained in this section of Item 1 describes certain aspects of the Plans that are common to each Plan. Information peculiar to each of the Plans is set forth in separate sections below. In addition to the Plans, the Company has written agreements with each of the participants describing the terms of awards or options granted under the Plans. Each participant should refer to his or her particular agreement for information concerning the specific terms and conditions of awards granted under the Plans.

     This Prospectus is not available for the resale by affiliates of the Company of the common stock issuable pursuant to awards or the exercise of stock options granted under the Plans. An "affiliate," as defined by the Commission, is a person who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Participants in any Plan who are affiliates of the Company may sell securities received pursuant to such Plan only pursuant to a registration statement and prospectus, or pursuant to an appropriate exemption from the registration requirements of the Securities Act. See "Restrictions on Resale."

     Restrictions on Resale. Any person who is not an "affiliate" of the Company, as the term "affiliate" is defined above, generally may reoffer or resell shares of Common Stock received pursuant to an award or upon exercise of a stock option without restriction under the Securities Act. In contrast, any person receiving shares of Common Stock pursuant to an award or upon the exercise of a stock option who is an "affiliate" of the Company generally may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement) or pursuant to Rule 144 under the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring Common Stock owned by him. In addition, officers, directors and beneficial owners of more than 10% of the Common Stock are advised to consult with counsel as to the applicability of Section 16 of the Exchange Act to their transactions under any of the Plans. Section 16 of the Exchange Act requires the filing by persons subject to its provisions of certain reports with the Commission regarding changes in beneficial ownership of the Company's equity securities, including options. Moreover, Section 16 can have the effect of requiring the profits on purchases and sales of the Company's equity securities occurring within a six-month period to be turned over to the Company.

     Address for Additional Information. Additional information concerning the Plans and their administration may be obtained by contacting Computer Management Sciences, Inc., 8133 Baymeadows Way, Jacksonville, Florida 32256, Attention:
Anthony Colaluca, telephone number (904) 737-8955.

                                 INCENTIVE PLAN

     General. The title of the plan is the "Computer Management Sciences, Inc., 1995 Stock Incentive Plan," and the name of the registrant whose securities are to be offered pursuant to the Incentive Plan is "Computer Management Sciences, Inc." The Incentive Plan was adopted on September 6, 1995. The terms of the Incentive Plan are summarized above in "Information Common to Each Plan" and also in the paragraphs below.

     Purpose. The purposes of the Incentive Plan are to (i) provide an incentive and reward to key employees who are, and have been, in a position to contribute materially to expanding and improving the profits of the Company, (ii) aid in attracting and retaining employees of outstanding ability, and (iii) encourage ownership of the Common Stock by employees.

     Administration of the Plan. The Incentive Plan is administered by the compensation committee of the Board of Directors of the Company (the "Committee"), which consists of two or more directors of the Company, each of whom, during his or her appointment to the Committee, is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Commission under the Exchange Act. The Committee members are appointed for indefinite terms by the Company's Board of Directors (the "Board"). The Board may remove a Committee member or appoint additional members at any time or for any reason.

     Subject to the provisions of the Incentive Plan, the Committee, in its discretion, selects the recipients of awards and the number of shares or options granted under the Incentive Plan and determines other matters such as (i) vesting schedules, (ii) the exercise price of options (which cannot be less than 100%, in the case of incentive stock options, or 50% in the case of nonqualified stock options, of the fair market value of the Common Stock on the date of grant), (iii) the duration of awards (which cannot exceed ten years), and (iv) the price of stock appreciation rights ("SARs") (which cannot be less than 50% of the fair market value of the shares of Common Stock covered by the SAR on the date of grant).

     Plan Participants. Each person employed on an hourly or salaried basis by the Company is eligible to participate in the Incentive Plan.

     Benefits. Participants in the Incentive Plan are eligible to receive the following awards, as determined by the Committee in its sole and absolute discretion:

     Incentive and Nonqualified Options. The Incentive Plan provides both for "incentive stock options" as defined in Section 422 of the Code ("Incentive Options") and for options not qualifying as Incentive Options ("Nonqualified Options"), both of which may be granted with other stock-based awards available under the Incentive Plan. The Committee determines the employees to whom such options may be granted, as well as the exercise price for each share issued in connection with an Incentive Option or a Nonqualified Option (collectively referred to as "Options"), but the exercise price of an Incentive Option will in all cases not be less than 100% of the fair market value of the Common Stock on the date the Incentive Option is granted (or in the case of an Incentive Option granted to an employee owning more than 10% of the outstanding Common Stock (a "Major Shareholder"), not less than 110% of such fair market value). The aggregate fair market value (determined at date of grant) of the Company's stock with respect to which any incentive stock options granted under the Incentive Plan and all other plans of the Company may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. The exercise price must be paid in full at the time of exercise, either in cash, or subject to any limitations the Committee may impose, in securities of the Company. Finally, the Committee determines when Options may be exercised, which in the case of Incentive Options, will in no event be more than ten years from the date of grant (or in the case of Incentive Options granted to a Major Shareholder, not more than five years from the date of grant), and the manner in which each Option will become exercisable.

     Stock Appreciation Rights. The Committee may grant SARs to employees under the Incentive Plan, subject to such restrictions or limitations as the Committee, in its sole discretion, deems appropriate. An SAR is a contractual right to receive, either in cash or Common Stock, the appreciation in the value of a share of Common Stock over a certain period of time. SARs may be granted either alone or in tandem with Options granted under the Incentive Plan. The SAR price is established by the Committee in its sole discretion, but in no event is it ever less than (i) 100% of the fair market value of a share of Common Stock on the effective date of grant for an SAR issued in tandem with an Incentive Option, or (ii) 50% of the fair market value of a share of Common Stock for other SARs. Upon the exercise of an SAR, the employee is entitled, subject to the terms and conditions of the Incentive Plan and the agreement granting the SAR, to receive, the excess of (i) the fair market value of a share of Common Stock on the date of exercise, over (ii) the SAR price for such share. At the discretion of the Committee, the payment of the excess due under an SAR may be made in cash, shares of Common Stock or a combination of both. Restricted Stock Awards. The Committee may award shares of restricted stock ("Restricted Stock"). Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Incentive Plan. The Committee determines the employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restricted Period"), and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.


     Shares Subject to the Plan. The aggregate number of shares available for issuance under the Incentive Plan is 956,250 shares of Common Stock, subject to adjustment to give effect to future changes in the number of outstanding shares of Common Stock by virtue of a recapitalization, reclassification, combination, stock split or other relevant change in the capitalization of the Company. Shares issued pursuant to exercises of Options granted under the Incentive Plan shall be issued from the Company's authorized but unissued Common Stock.

     Expiration, Forfeiture or Termination of Awards

     Expiration of Options and SARs. Each Option or SAR will expire on such date or dates as the Committee determines at the time such Option or SAR is granted; provided, however, Incentive Options will expire on the earlier of (i) ten years from the date of its grant (in the case of a Major Shareholder, five years from the date of grant), or (ii) such date as may be set by the Committee in establishing terms of such Incentive Option.

     Forfeiture of Restricted Stock. Except to the extent that the participant has vested in his or her Restricted Stock, each participant's right to Restricted Stock will be forfeited if and when such participant ceases to be an employee of the Company or when any prescribed condition for the lapse or termination of restrictions is not satisfied. If forfeited, all such Restricted Stock will become the property of the Company and will again immediately become available for award under the Incentive Plan and all of the rights of such participant to such Restricted Stock and as a stockholder shall terminate without further obligation on the part of the Company.

     Termination of Options and SARs. During the period of continuous employment with the Company or one of its subsidiaries, an Option or SAR will be terminated only if it has been fully exercised or it has expired by its terms. Upon termination of employment, an Option or SAR will terminate upon the earliest of
(i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or permanent and total disability of the participant, the period referenced in clause (iii) above will be one year, or (B) be for cause (defined below) or initiated by the participant without the Company's consent, the Option or SAR will terminate on the date of employment termination. For purposes of the Incentive Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Option as required to comply with Code Section 422 and the regulations issued thereunder. A participant will be deemed to be terminated for cause if such termination results from theft or destruction (other than as a result of simple negligence) of property of the Company, disregard of Company rules or policies, or conduct evidencing willful or wanton disregard of the interest of the Company. A determination of cause will be made by the Committee based on information presented by the Company and the participant.

     Assignment. No award granted under the Incentive Plan is assignable or transferable by a participant other than by will or by the laws of descent and distribution. In addition, no shares of Common Stock issued pursuant to an award granted under the Incentive Plan may be sold, transferred or otherwise disposed of prior to the end of the six-month period that begins on the date of grant of such award.

     Outstanding Options. As of March 1, 1997, Options to purchase an aggregate of 337,625 shares of the Company's common stock were outstanding pursuant to the Incentive Plan.

     Duration of Plan. Options may be granted under the Incentive Plan only during the ten years immediately following the effective date of the Incentive Plan. Accordingly, Options may not be granted under the Incentive Plan after September 1, 2005.

     Amendment or Discontinuation of the Plan. The Board may alter, amend, or terminate the Incentive Plan from time to time without approval of the shareholders. However, without shareholder approval, no amendment will be effective that: (i) materially impairs the benefits accruing to participants under the Incentive Plan (except as a result of a recapitalization); (ii) increases the aggregate number of shares that may be issued under the Incentive Plan; (iii) materially modifies the eligibility requirements for participation in the Incentive Plan; provided, however, the Board of Directors may change the eligibility of participants or increase the aggregate number of shares that may be issued under the Incentive Plan without shareholder approval where any future amendment or repeal of Section 422 of the Code permits such action without resulting in disqualification of an Option for the tax benefits provided pursuant to Code Section 421, unless otherwise required by Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     Federal Income Tax Consequences

     The following statements are intended to summarize the general principles of current federal income tax law applicable to awards under the Incentive Plan. It is emphasized that, while the Company believes that the following statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant. Any participant in the Incentive Plan should, therefore, consult his or her own tax advisor concerning the tax consequences of the Incentive Plan and participation therein.

                  Incentive Options. If an Incentive Option is granted to an employee in accordance with the terms of the Incentive Plan, no income will be recognized by such employee at the time the option is granted. Generally, upon exercise of an Incentive Option granted under the Incentive Plan, an option holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of Common Stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the option holder to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the Incentive Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the option holder disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the option holder will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the option holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of such option will ordinarily constitute capital gain. Delivery of shares upon exercise of an option granted under the Incentive Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

                  Nonqualified Options. No taxable income to an optionee will be recognized, and the Company will not be entitled to any related deduction, at the time a Nonqualified Option is granted under the Incentive Plan. An optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon disposition of the shares, the difference between the amount realized upon such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the option will result in long-term or short-term capital gain or loss to the optionee (depending upon the applicable holding period). The Company will generally not be allowed any deductions unless it makes any required withholdings with respect to the income recognized by the option holder.

                  Restricted Stock. An employee who receives a grant of Restricted Stock in accordance with the terms of the Incentive Plan will recognize as ordinary income the excess of the fair market value of the shares over the amount paid for such shares at the time the shares become transferable or are no longer subject to forfeiture. However, the employee may make an election under Section 83(b) of the Code to be taxed in the year the Restricted Stock is granted. The Company is entitled to a deduction in an amount equal to the amount included in the employee's income (i) when the shares become nonforfeitable, (ii) when the employee makes an election under Section 83(b) of the Code, or (iii) when the Company cancels the restriction on the shares. The Company will generally not be allowed any deductions unless it makes proper withholdings with respect to the income recognized by the employee.

                  Stock Appreciation Rights. An employee who receives an SAR will recognize no income on the grant of such SAR, but he or she will recognize ordinary compensation income equal to the cash and/or the fair market value of the Common Stock received upon the exercise of the SAR, and the Company will qualify for a deduction of equal amount subject to the reasonableness of compensation limitation and other applicable limitations under the Code.

                                  DIRECTOR PLAN


     General. The title of the Director Plan is the "Computer Management Sciences, Inc., 1995 Non-Employee Director Stock Option Plan," and the name of the registrant whose securities are to be offered pursuant to the Director Plan is "Computer Management Sciences, Inc." The Director Plan was adopted on September 6, 1995. The terms of the Director Plan are summarized above in "Information Common to Each Plan" and also in the paragraphs below.

     Purpose. The purpose of the Director Plan is to furnish the non-employee directors of the Company further inducement to continue their service or association with the Company, to encourage them to obtain a proprietary interest in the Company, to provide additional incentive for them to promote the best interests of the Company, and to aid in attracting and retaining outside directors.

     Administration of Plans. The Director Plan is administered by the Committee, which consists of two or more directors of the Company, each of whom, during his or her appointment to the Committee, is a "disinterested person" within the meaning of Rule 16b-3, promulgated by the Commission under the Exchange Act. The Committee members are appointed for indefinite terms by the Board. The Board may remove a Committee member or appoint additional members at any time for any reason.

     Plan Participants. All directors of the Company that are not full-time employees of the Company are automatically participants in the Director Plan.

     Benefits. The Director Plan provides for the automatic grant of: (i) a Nonqualified option to purchase an aggregate of 6,750 shares of the Common Stock upon the initial election of each non-employee director of the Company, and (ii) a Nonqualified Option to purchase an additional 4,500 shares of Common Stock immediately following each annual meeting of the Company's shareholders (beginning with the June 7, 1996 Annual Meeting) at which such non-employee director is either re-elected to, or continues to serve as an incumbent member of, the Board. Each such option is granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Director Plan have a term of 10 years and vest in equal installments over the first five years of such term.

     Shares Subject to the Plan. The aggregate number of shares available for issuance under the Director Plan is 168,750 shares of Common Stock, subject to adjustment to give effect to future changes in the number of outstanding shares of Common Stock of the Company by virtue of a recapitalization, reclassification, combination, stock split or other relevant change in the capitalization of the Company. Shares issued pursuant to exercises of options granted under the Director Plan shall be issued from the Company's authorized but unissued Common Stock.

     Expiration and Termination of Options. In general, each option will expire ten years from the date of its grant. An option may be terminated only if it has been fully exercised or it has expired by its terms. If a participant dies or becomes subject to a permanent and total disability prior to the expiration of an option, such option may be exercised to the extent that the participant was entitled to exercise it at the time of death or disability, as the case may be, by the participant, the estate of the participant or the person or persons to whom the option may have been transferred by will or by the laws of descent and distribution.

     Assignment. No option granted under the Director Plan is assignable or transferable by a participant other than by will or trust in which the participant is the grantor, or by the laws of descent and distribution. In addition, no shares of common stock issued pursuant to the exercise of an option may be sold, transferred or otherwise disposed of prior to the end of the six-month period that begins on the date of grant of such option.

     Outstanding Options. As of March 1, 1997, options to purchase an aggregate of 26,550 shares of the Company's common stock were outstanding pursuant to the Director Plan.

     Duration of Plan. Options may be granted under the Director Plan only during the ten years immediately following the effective date of the Director Plan. Accordingly, options may not be granted under the Director Plan after September 1, 2005.

     Amendment and Termination. The Board is empowered under the Director Plan to at any time amend, suspend or discontinue the Director Plan; provided, however, that without further approval of the shareholders no amendment may (i) increase the aggregate number of shares of Common Stock which may be issued pursuant to the Director Plan (except in the event of a "Recapitalization" as defined in the Director Plan), or (iii) otherwise be made if the failure to obtain shareholder approval would adversely affect the compliance of the Director Plan with the requirements of Rule 16b-3 under the Exchange Act. No amendment may be made by the Committee which in any material respect impairs the rights of a participant without the participant's consent.

     Federal Income Tax Consequences. The following statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the Director Plan. It is emphasized that, while the Company believes that the foregoing statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant. Any participant in the Director Plan should, therefore, consult his or her own tax advisor concerning the tax consequences of the Director Plan and participation therein.

         No taxable income to an optionee will be recognized, and the Company will not be entitled to any related deduction, at the time a stock option is granted under the Director Plan. An optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon disposition of the shares, the difference between the amount realized upon such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the option will result in long-term or short-term capital gain or loss to the optionee (depending upon the applicable holding period). The Company will generally not be allowed any deductions unless it makes any required withholdings with respect to the income recognized by the option holder.

                                    ISO PLAN

     General. The title of the ISO Plan is the "Computer Management Sciences, Inc., Incentive Stock Option Plan" and the name of the registrant whose securities are to be offered pursuant to the ISO Plan is "Computer Management Sciences, Inc." The ISO Plan was terminated as to future option grants effective as of August 31, 1995 and no options have been granted under such plan since May 24, 1995. The terms of the ISO Plan are summarized above in "Information Common to Each Plan" and also in the paragraphs below.

     Purpose. The purposes of the ISO Plan were to (i) provide an incentive and reward to key employees who were in a position to contribute materially to expanding and improving the profits of the Company, (ii) aid in attracting and retaining employees of outstanding ability, and (iii) encourage ownership of the Common Stock of the Company by employees.

     Administration of the Plan. The ISO Plan was, and continues to be, administered by the Board. Subject to the provisions of the ISO Plan, the Board, in its discretion, selected the recipients of options granted thereunder and established the terms of the options granted to each participant, such as the number of shares subject to, and the exercise price of, such options. In addition, the Board had, and continues to have, plenary authority to interpret the ISO Plan and to prescribe, amend and rescind its terms.

     Plan Participants. Each person employed by the Company as an officer or as a manager of a department or division of the Company was eligible to participate in the ISO Plan.

     Benefits. Participants in the ISO Plan were eligible to receive grants of stock options, as determined by the Board in its sole and absolute discretion. Awards of stock options pursuant to the ISO Plan were in the form of Incentive Options. Only participants who were employees of the Company were eligible to receive grants of Incentive Options. Options were granted under the ISO Plan on terms and conditions not inconsistent with the provisions of the ISO Plan and in such form as the Board deemed appropriate at the time of grant. Summarized below are certain provisions of the ISO Plan relating to the grant of Incentive Options.

                  Exercise Price. Except with respect to option granted to Major Shareholders, the exercise price of each share of the Common Stock subject to an Incentive Option equaled the fair market value of the share on the date the option was granted, which was determined by the Board in good faith using such factors as the Board considered relevant. Any Incentive Options granted to Major Shareholders were granted at an exercise price of 110% of the fair market value of the Common Stock on the date of grant.

                  Limitations on Options. The aggregate fair market value (determined at date of grant) of the Common Stock with respect to which any Incentive Options granted under the ISO Plan or any other Company plan may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

                  Exercise of Options. An Incentive Option granted under the ISO Plan may be exercised at any time as to part or all of the shares covered thereby; provided, however, such Incentive Option may not be exercised as to less than 100 shares at any one time (or the remaining shares covered by such option if less than 100). In addition an option granted to a participant under the ISO Plan will be exercisable as to not more than the vested percentage of the shares of the Common Stock subject to the option at any point in time. Each option granted under the ISO Plan will become vested according to the following schedule based on the date of grant of the Incentive Option:

             Plan Years of Completed
             Service with the Company
             Subsequent to Option Grant         Cumulative Percent Vested

                    Less than One Year                    -0-
                    1 Year                                20%
                    2 Years                               40%
                    3 Years                               60%
                    4 Years                               80%
                    5 Years                               100%

                  For purposes of the ISO Plan, "Plan Years of Completed Service with the Company Subsequent to Option Grant" means the calendar year in which occurs the date of grant of the Incentive Option under the ISO Plan (provided that the recipient in question has completed at least 1,500 hours of service with the Company during such calendar year) and all calendar years subsequent thereto in which such recipient completes at least 1,500 hours of service with the Company. Except as otherwise provided in the ISO Plan, the vested portion of an Incentive Option may not be exercised at any time unless the holder thereof has been in the continuous employ of the Company from the date of the grant of the Incentive Option to the date of its exercise. The purchase price of the shares as to which the vested portion of an Incentive Option shall be exercised will be paid in full in cash at the time of exercise.

     Shares Subject to the Plan. The aggregate number of shares of Common Stock available for issuance under the ISO Plan was 2,510,150 shares, subject to adjustment to give effect to future changes in the number of outstanding shares of Common Stock by virtue of a recapitalization, reclassification, combination, stock split or other relevant change in the capitalization of the Company. Shares issued pursuant to exercises of Incentive Options granted under the ISO Plan will be issued from the Company's authorized but unissued Common Stock.

     Expiration, Forfeiture or Termination of Incentive Options.

                  Expiration of Incentive Options. Subject to the terms of the ISO Plan relating to termination of options, each Incentive Option granted under the ISO Plan will expire ten years from the date of its grant or, in the case of a Major Shareholder, five years from the date of grant.

                  Termination of Incentive Options. During the period of continuous employment with the Company, an Incentive Option will be terminated only if it has been fully exercised or it has expired by its terms. Upon termination of employment, an Incentive Option will terminate upon the earliest of (i) the full exercise of the Incentive Option, (ii) the expiration of the Option by its terms, or (iii) not more than three months following the date of employment termination; provided, however, should a participant die while employed by the Company (or within three months thereafter), the period referenced in clause (iii) above will be one year. Notwithstanding any provision of the ISO Plan to the contrary, if a participant's employment with the Company is terminated within one year from the date of grant of an Incentive Option either (i) for cause, or (ii) at the voluntary initiation of the participant without the Company's consent, the Incentive Option, to the extent unexercised, will terminate on the date of employment termination.

     Assignment. No option granted under the ISO Plan is assignable or transferable by a participant other than by will or by the laws of descent and distribution.

     Outstanding Options. As of March 1, 1997, Options to purchase an aggregate of 358,492 shares of the Company's Common Stock were outstanding pursuant to the ISO Plan.

     Duration of Plan. The ISO Plan was terminated as to the grant of new options as of August 31, 1995 and no options were granted under the ISO Plan after May 24, 1995.

     Amendment or Discontinuation of the Plan. The Board may alter, amend, or terminate the ISO Plan from time to time without approval of the shareholders. However, without shareholder approval, no amendment will be effective that: (i) materially impairs the benefits accruing to participants under the ISO Plan;
(ii) increases the aggregate number of shares that may be issued under the ISO Plan; (iii) materially modifies the eligibility requirements for participation in the ISO Plan; (iv) alters option prices other than to conform to Code regulations the manner in which the Board determines the fair market value of the Common Stock; (v) modifies the periods during which Incentive Options may be granted; or (vi) alters the provisions relating to recapitalization. Without a participant's consent, no termination or modification may affect such participant's rights under an Incentive Option previously granted.

     Federal Income Tax Consequences. The following statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the ISO Plan. It is emphasized that, while the Company believes that the following statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant. Any participant in the ISO Plan should, therefore, consult his or her own tax advisor concerning the tax consequences of the ISO Plan and participation therein.

         If an Incentive Option was granted to an employee in accordance with the terms of the ISO Plan, no income was recognized by such employee at the time the option was granted. Generally, upon exercise of an Incentive Option granted under the ISO Plan, an option holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the option holder to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the ISO Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the option holder disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the option holder will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the option holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of such option will ordinarily constitute capital gain. Delivery of shares upon exercise of an option granted under the ISO Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

                                NONQUALIFIED PLAN

     General. The title of the Nonqualified Plan is the "Computer Management Sciences, Inc., 1985 Nonqualified Stock Option Plan," and the name of the registrant whose securities are to be offered pursuant to the Nonqualified Plan is "Computer Management Sciences, Inc." The Nonqualified Plan was terminated as to future option grants effective as of August 31, 1995 and no options have been granted under such plan since May 24, 1995. The terms of the Nonqualified Plan are summarized above in "Information Common to Each Plan" and also in the paragraphs below.

     Purpose. The purposes of the Nonqualified Plan were to furnish certain members of the Company's management team with further inducement to continue their service or association with the Company, to encourage them to obtain a proprietary interest in the Company, and to provide additional incentive for them to promote the best interests of the Company.

     Administration. The Nonqualified Plan was, and continues to be, administered by the stock option committee of the Board of Directors of the Company ("Stock Option Committee"), whose members are appointed at the discretion of the Board. The Stock Option Committee has the power, discretion and authority to interpret and administer the Nonqualified Plan in a manner which is consistent with such plan's provisions. The Committee members are appointed for indefinite terms by the Board. The Board may remove a Stock Option Committee member or appoint additional members at any time for any reason.

     Plan Participants. Option grants pursuant to the Nonqualified Plan were made only to key employees who, in the discretion of the Stock Option Committee, were in a position to make significant contributions to the Company. Individuals who were not full time employees of the Company were not eligible to participate in the Nonqualified Plan.

     Benefits. Options granted under the Nonqualified Plan are nonstatutory stock options that do not meet the requirements of Section 422 of the Code. The Nonqualified Plan provides for the grant of Nonqualified Options at exercise prices not less than the net book value per share of the Common Stock on the date of grant. All options granted under the Nonqualified Plan have a term of 10 years and are exercisable immediately upon grant.

     Shares Subject to the Plan. The aggregate number of shares of Common Stock available for issuance under the Nonqualified Plan was 4,099,911 shares, subject to adjustment to give effect to future changes in the number of outstanding shares of common stock of the Company by virtue of a recapitalization, reclassification, combination, stock split or other relevant change in the capitalization of the Company. Shares issued pursuant to exercises of options granted under the Nonqualified Plan shall be issued from the Company's authorized but unissued common stock.

     Expiration and Termination of Options. During the period of continuous employment with the Company, an option will be terminated only if it has been fully exercised or it has expired by its terms. Upon termination of employment, an option will terminate upon the earliest of (i) the full exercise of the option, (ii) the expiration of the option by its terms, or (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or permanent and total disability of the participant or the retirement of the participant, the period referenced in clause (iii) above will be one year, or (B) be for cause or initiated by the participant without the Company's consent, the Option will terminate on the date of employment termination.

     Assignment. The outstanding Options granted pursuant to the Nonqualified Plan are transferable by the holder thereof, subject to compliance with applicable securities laws.

     Outstanding Options. As of March 1, 1997 (after giving effect to all stock splits) options to purchase an aggregate of 1,736,538 shares of Common Stock were outstanding pursuant to the Nonqualified Plan.

     Duration of Plan. The Nonqualified Plan was terminated as to the grant of new options as of August 31, 1995 and no options were granted under the Nonqualified Plan after June 30, 1995.

     Amendment and Termination. The Stock Option Committee is empowered under the Nonqualified Plan to at any time amend, suspend or discontinue the Nonqualified Plan; provided, however, that without further approval of the shareholders no amendment may (i) increase the aggregate number of shares of Common Stock which may be issued pursuant to the Nonqualified Plan (except in the event of a change in capitalization as described in Section VIII of the Nonqualified Plan), (ii) change the option exercise price, (iii) increase the maximum period during which options may be exercised, (iv) extend the effective date of the Nonqualified Plan, or (v) materially modify the requirements as to eligibility for participation in the Nonqualified Plan.

     Federal Income Tax Consequences. The following statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the Nonqualified Plan. It is emphasized that, while the Company believes that the following statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant. Any participant in the Nonqualified Plan should, therefore, consult his or her own tax advisor concerning the tax consequences of the Nonqualified Plan and participation therein.

     No taxable income to any optionee was recognized, and the Company did not take any related deduction, at the time Nonqualified Options were granted under the Nonqualified Plan. An optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon disposition of the shares, the difference between the amount realized upon such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the option will result in long-term or short-term capital gain or loss to the optionee (depending upon the applicable holding period). The Company will generally not be allowed any deductions unless it makes any required withholdings with respect to the income recognized by the option holder.

                     MIACO PLAN (1991) AND MIACO PLAN (1996)

     General. On January 17, 1997, the Company acquired Miaco Corporation, a Colorado corporation ("Miaco"), pursuant to a reverse triangular subsidiary merger (the "Merger"). Miaco survived the Merger as a wholly-owned subsidiary of the Company. In connection with the Merger, the Company assumed the stock options granted under the Miaco Plan (1991) and the Miaco Plan (1996) (collectively, the "Miaco Plans") and exchanged each outstanding Miaco stock option for an option to purchase the Common Stock of the Company on substantially the same terms as were applicable to such option prior to the Merger. Such Company stock options entitle the holder thereof to purchase the same number of shares of Common Stock as the holder of such option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Merger, at a price per share equal to
(i) the aggregate exercise price for the Miaco shares otherwise purchasable pursuant to such option divided by (ii) the number of full shares of Common Stock deemed purchasable pursuant to such option.

     The title of the Miaco Plan (1991) is the "Miaco Corporation Stock Option Plan (1991)," and the name of the registrant whose securities are to be offered pursuant to the Miaco Plan (1991) is "Computer Management Sciences, Inc." The Miaco Plan (1991) expired as to future option grants effective as of March 31, 1996 and no options have been granted under such plan since November 1, 1995. The title of the Miaco Plan (1996) is the "Miaco Corporation Stock Option Plan
(1996)," and the name of the registrant whose securities are to be offered pursuant to the Miaco Plan (1996) is "Computer Management Sciences, Inc." The Miaco Plan (1996) will expire as to future option grants effective as of January 17, 1997 and no options have been granted under the Miaco Plan (1996) since August 15, 1996. The terms of the Miaco Plans are summarized above in "Information Common to Each Plan" and also in the paragraphs below.

     Purpose. The purposes of the Miaco Plans were to attract and retain persons of exceptional ability and to motivate such persons to exert their best efforts on behalf of Miaco.

     Administration. The Miaco Plans are administered by the Board of Directors of Miaco (the "Miaco Board"). The Miaco Board has the power, discretion and authority to interpret and administer the Miaco Plans in a manner which is consistent with the provisions of such plans. The members of the Miaco Board are elected for one (1) year terms by Miaco's shareholders.

     Plan Participants. Option grants pursuant to the Miaco Plans were made only to full-time employees of Miaco who, in the discretion of the Miaco Board, were in a position to make significant contributions to Miaco.

     Benefits. Options granted under the Miaco Plans are Nonqualified Options that do not meet the requirements of Section 422 of the Code. The Miaco Plans provide for the grant of Nonqualified Options at exercise prices determined by the Miaco Board in its sole discretion. Options granted under the Miaco Plan
(1991) have terms of either nine (9) or ten (10) years and all options granted under the Miaco Plan (1996) expire on March 31, 2001. All options granted under the Miaco Plans are fully vested.

     Shares Subject to the Plans. The aggregate number of shares of Common Stock available for issuance pursuant to options granted under the Miaco Plans is 18,074 shares, subject to adjustment to give effect to future changes in the number of outstanding shares of Common Stock of the Company by virtue of a recapitalization, reclassification, combination, stock split or other relevant change in the capitalization of the Company. Shares issued pursuant to exercises of options granted under the Miaco Plans shall be issued from the Company's authorized but unissued Common Stock.

     Expiration and Termination of Options. During the continuous employment of the optionee, each option will be exercisable from time to time over a period beginning on the date of grant of the option and ending on the earlier of the expiration, termination or cancellation of the option; provided, however, that the Miaco Board had the authority, by the provisions of the option agreements, to limit the number of shares purchasable under the agreement in any period or periods of time during which the option is exercisable. If an optionee ceases to be a continuous employee of Miaco or the Company for any reason, his right to exercise options granted pursuant to the Miaco Plans shall terminate on the date that his continuous employment first ceases. An employee of Miaco or the Company shall be deemed a "continuous employee" of Miaco or the Company for purposes of he Miaco Plans if the employee is a full time employee, actively working on Miaco's or the Company's behalf. An employee shall be deemed a "continuous employee" hereunder notwithstanding the fact that he or she is not actively working on Miaco's or the Company's behalf due to either (a) a short-term disability leave; (b) a leave of absence due to a documented medical emergency in the employee's immediate family; or (c) a leave of absence due to the employee having been called to active duty in the military service of the United States of America. The employee shall be deemed not to be a "continuous employee" in the event his or her absence from active employment exceeds a total of ninety (90) days due to one or more of the circumstances set forth above. The Miaco Board, in its capacity as the responsible body for administration of the Miaco Plans, shall have sole discretion in interpreting any questions which arise relating to the expiration and termination of Options.

     Assignment. No option granted under the Miaco Plans shall be transferable and such option shall be exercisable only by the optionee during such optionee's lifetime.

     Outstanding Options. As of March 1, 1997, options to purchase an aggregate of 18,074 shares of Common Stock were outstanding pursuant to the Miaco Plans.

     Duration of Plan. The Miaco Plan (1991) was terminated as to the grant of new options as of March 31, 1996 and no options were granted under the Miaco Plan (1991) after November 1, 1995. The Miaco Plan (1996) expired as to the grant of new options as of January 17, 1997 and no options have been granted under the Miaco Plan (1996) since August 15, 1996.

     Amendment and Termination. The Miaco Board is empowered under the Miaco Plans to amend, suspend or discontinue the Miaco Plans at any time; provided, however, that without further approval of the shareholders, no amendment may (i) increase the aggregate number of shares of Common Stock which may be issued pursuant to the Miaco Plans, or (ii) permit the granting of options that expire beyond the period provided in Section 5(a) of the applicable plan. Without the written consent of the optionee, no amendment or suspension of the Miaco Plans will alter or impair any option previously granted to such optionee under the Miaco Plans.

     Federal Income Tax Consequences. The following statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the Miaco Plans. It is emphasized that, while the Company believes that the following statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant. Any participant in the Miaco Plans should, therefore, consult his or her own tax advisor concerning the tax consequences of the Miaco Plans and participation therein.

     No taxable income to any optionee was recognized, and Miaco did not take any related deduction, at the time Nonqualified Options were granted under the Miaco Plans. An optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon disposition of the shares, the difference between the amount realized upon such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the option will result in long-term or short-term capital gain or loss to the optionee (depending upon the applicable holding period). The Company will generally not be allowed any deductions unless it makes any required withholdings with respect to the income recognized by the option holder.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Company will provide without charge to participants in the Plans, upon written or oral request, copies of the documents incorporated by reference in Item 3, Part II of the Registration Statement (other than exhibits to such documents), which documents are hereby incorporated into this Prospectus by reference. The Company will also provide without charge to participants in the Plans, upon written or oral request, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement and the information and documentation described in Rule 428(b) of the Securities Act.

         Any such request should be directed to: Computer Management Sciences, Inc., 8133 Baymeadows Way, Jacksonville, Florida 32256, Attention: Anthony Colaluca, telephone number (904) 737-8955.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 0-26622) are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, dated August 11, 1995, and any amendments or reports filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article X of the Company's Articles of Incorporation provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     4.4  Computer   Management   Sciences,   Inc.  1995  Stock  Incentive  Plan
          (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

     4.5 Computer Management Sciences, Inc. 1995 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

     4.6 Computer Management Sciences, Inc. Incentive Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

     4.7 Computer Management Sciences, Inc. Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

     4.8  Miaco Corporation Stock Option Plan (1991).

     4.9  Miaco Corporation Stock Option Plan (1996).

     5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

     23.1 Consent of Holland & Knight LLP (contained in Exhibit 5.1 hereto).

     23.2 Consent of KPMG Peat Marwick LLP.

     23.3 Consent of Dellinger & Deese, LLP

     23.4 Consent of Williams, Cox, Weidner and Cox

     24.1 Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see
Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 27, 1997.

                           COMPUTER MANAGEMENT SCIENCES, INC.


                           By: /s/Anthony Colaluca
                               ------------------------------------
                               Anthony Colaluca, Vice President and
                               Chief Accounting Officer (Principal
                               Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                     Title                        Date

/s/Jerry W. Davis           Chairman of the Board, Chief        March 27, 1997
-------------------------   Executive Officer, and Director
Jerry W. Davis              (Principal Executive Officer)


/s/Anthony V. Weight        Senior Vice President, Chief        March 27, 1997
-------------------------   Financial Officer, and Director
Anthony V. Weight           (Principal Financial Officer)


/s/Larry A. Longhi          Group Vice President and Director   March 27, 1997
-------------------------
Larry A. Longhi

/s/David C. Minardi         Group Vice President and Director   March 27, 1997
-------------------------
David C. Minardi

/s/Edward E. Fishback, Jr.  Group Vice President and Director   March 27, 1997
-------------------------
Edward E. Fishback, Jr.

/s/Perry E. Esping          Director                            March 27, 1997
-------------------------
Perry E. Esping

/s/Harry C. Stonecipher     Director                            March 27, 1997
-------------------------
Harry C. Stonecipher